As filed with the Securities and Exchange Commission on July 29, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Civeo Corporation
(Exact name of registrant as specified in its charter)

British Columbia, Canada	98-1253716
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
Three Allen Center
333 Clay Street, Suite 4980
Houston, Texas 77002
(713) 510-2400
(Address of Principal Executive Offices, Zip Code)

Amended and Restated 2014 Equity Participation Plan of Civeo Corporation
(Full title of the Plan)

Bradley J. Dodson
President and Chief Executive Officer
333 Clay Street, Suite 4980
Houston, Texas 77002
(713) 510-2400
(Name and address, including zip code, and telephone number, including area code, of agent for service)
___________________________________________

Copy to:

Krista P. Hanvey
Gibson, Dunn & Crutcher LLP
2001 Ross Avenue, Suite 2100
Dallas, TX 75201
(214) 698-3100
___________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐	Smaller reporting company	☑
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Shares, no par value...........................................	10,000,000	$0.51	$5,100,000	$661.98

(1) In addition to the number of common shares, no par value (the “Common Shares”) of Civeo Corporation (the “Company”) set forth in the above table, this Registration Statement on Form S-8 (this “Registration Statement”) covers an indeterminate number of options and other rights to acquire Common Shares, to be granted pursuant to the Amended and Restated 2014 Equity Participation Plan of Civeo Corporation (the “Plan”).
(2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional securities that may from time to time be offered or issued in respect of the securities registered by this Registration Statement to prevent dilution as a result of any stock dividend, stock split, recapitalization or other similar transaction pursuant to the terms of the Plan.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of a Common Share reported on the New York Stock Exchange on July 24, 2020.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement is being filed by the Company pursuant to General Instruction E of Form S-8 under the Securities Act, to register an additional 10,000,000 common shares, no par value, for issuance pursuant to the Plan. The board of directors of the Company recommended for approval and, on June 9, 2020, the shareholders of the Company approved an amendment to the Plan that increased the number of shares available for issuance under the Plan from 18,700,000 to 28,700,000.

In accordance with General Instruction E to Form S-8, and except as the same may be modified by the information set forth in this Registration Statement, the Company hereby incorporates by reference the original Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 27, 2014 (File No. 333-196292), as amended by Post-Effective Amendment No. 1 to such Registration Statement, filed with the Commission on July 17, 2015 (File No. 333-196292), the additional Registration Statement on Form S-8 filed by the Company with the Commission on May 16, 2016 (File No. 333-211393), and the additional Registration Statement on Form S-8 filed by the Company with the Commission on July 27, 2018 (File No. 333-226388).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.

The following documents, previously filed by the Company with the Commission, are incorporated by reference herein and shall be deemed to be a part hereof:

•the Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on February 27, 2020;

•the Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2020, filed on May 7, 2020 and for the quarter ended June 30, 2020 filed on July 29, 2020;

•the Current Reports on Form 8-K filed on March 31, 2020 and June 11, 2020; and

•the description of the Company’s securities contained on Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on February 27, 2020, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, excluding any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 or included as an exhibit, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No. Exhibit Description
4.1 Notice of Articles of Civeo Corporation (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-36246) filed with the Commission on April 2, 2018).

4.2 Amended and Restated Articles of Civeo Corporation (incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K (File No. 001-36246) filed with the Commission on April 2, 2018).

5.1* Opinion of Dentons Canada LLP.

23.1* Consent of Ernst & Young LLP.

23.2* Consent of Dentons Canada LLP (included in Exhibit 5.1).

24.1* Power of Attorney (included on the signature page herein).

99.1 Amended and Restated 2014 Equity Participation Plan of Civeo Corporation (incorporated herein by reference to Annex B of the Company’s definitive proxy statement on Schedule 14A (File No. 001-36246) filed on April 11, 2016).

99.2 Amendment to the Amended and Restated 2014 Equity Participation Plan of Civeo Corporation (incorporated herein by reference to Exhibit 10.33 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (File No. 001-36246) filed on February 23, 2017).

99.3 Amendment No. 2 to the Amended and Restated 2014 Equity Participation Plan of Civeo Corporation (incorporated herein by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 (File No. 001-36246) filed on July 27, 2018).

99.4* Amendment No. 3 to the Amended and Restated 2014 Equity Participation Plan of Civeo Corporation.
____________

*Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 29, 2020.

Civeo Corporation

By:	/s/ Carolyn J. Stone
Name:	Carolyn J. Stone
Title:	Senior Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bradley J. Dodson and Carolyn J. Stone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Bradley J. Dodson
Bradley J. Dodson	Director, President & Chief Executive Officer (Principal Executive Officer)	July 29, 2020
/s/ Carolyn J. Stone
Carolyn J. Stone	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Accounting Officer)	July 29, 2020
/s/ Richard A. Navarre
Richard A. Navarre	Chairman of the Board	July 29, 2020
/s/ C. Ronald Blankenship
C. Ronald Blankenship	Director	July 29, 2020
/s/ Martin A. Lambert
Martin A. Lambert	Director	July 29, 2020
/s/ Constance B. Moore
Constance B. Moore	Director	July 29, 2020
/s/ Charles Szalkowski
Charles Szalkowski	Director	July 29, 2020
/s/ Timothy O. Wall
Timothy O. Wall	Director	July 29, 2020